Exhibit (8)(i)(2)

Amendment No. 1 to Fund Participation and Service Agreement

between

Modern Woodmen of America

American Funds Distributors, Inc.

American Funds Service Company

Capital Research and Management Company

and

American Funds Insurance Series

Modern Woodmen of America (“Society”) on its behalf and on behalf of one or more separate accounts of the Society, American Funds Distributors, Inc., American Funds Service Company, Capital Research and Management Company and American Funds Insurance Series, have previously entered into a Fund Participation and Service Agreement dated March 11, 2015 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                    The preamble to the Agreement is hereby deleted and replaced with the following:

Modern Woodmen of America (the “Society”) for itself  and on behalf of one or more separate accounts of the Society (“Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series”), an open-end investment company for which AFD, CRMC and Transfer Agent provide services and which is divided into funds (hereinafter collectively called the “Funds” and, individually, a “Fund”), for good and valuable consideration, hereby agree on this 11th  day of March 2015 that shares of the Funds (the “shares”) shall be made available to serve as underlying investment media for certain variable annuity and variable annuity contracts (hereinafter called “Certificate(s)”; holders of such Certificates hereinafter called “Certificate Holders”) to be offered by the Society subject to the following provisions:”

2.                                    The first two sentences of Section 1.a. are hereby deleted and replaced with the following:

As distributor of the Series, AFD agrees to make Class 1, Class 2, and Class P1 shares of the Funds listed on Exhibit A available to the Society for itself and on behalf of the Separate

Accounts on the attached Exhibit B pursuant to the terms of the Agreement.  The Society agrees to give the Series and CRMC at least thirty (30) days’ notice prior to adding any additional Funds as underlying investment options to the Certificates. AFD reserves the right to approve any proposed addition by the Society. AFD will consider in good faith each request from the Society to add Funds and Fund share classes as underlying investment options to the Certificates, and, in no event, shall AFD unreasonably deny any such request from the Society.

3.                                      Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of December 18, 2020.

MODERN WOODMEN OF AMERICA
for itself and on behalf of the Separate Accounts

By:	/s/ W. Kenny Massey
Name: W. Kenny Massey
Title: President & CEO

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ Tim McHale
Name: Tim McHale
Title: Secretary

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Steven Koszalka
Name: Steven Koszalka
Title: Secretary

AMERICAN FUNDS SERVICE COMPANY

By:	/s/ Angela M. Mitchell
Name: Angela Mitchell
Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Michael Triessl
Name: Michael Triessl
Title: Authorized Signer

EXHIBIT A

American Funds Insurance Series Funds

Class 1 and 2

Growth Fund

Global Growth and Income Fund

Growth-Income Fund

Capital Income Builder

Global Small Capitalization Fund

New World Fund

Global Bond Fund

Bond Fund

Asset Allocation Fund

Class P1

Managed Risk Growth Fund

Managed Risk Growth-Income Fund